Exhibit 10.1

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2016 by and between Communications Sales & Leasing, Inc., a Maryland corporation (“CS&L”), and [ ][1][, a [ ] [ ] (the “Unitholder”).

RECITALS

WHEREAS, this Agreement is entered into in connection with the closing (the “Closing”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 7, 2015 (the “Merger Agreement”), by and among CS&L, CSL Bandwidth Inc., a Delaware corporation and an indirect wholly owned Subsidiary (as defined in the Merger Agreement) of CS&L (“Purchaser”), Penn Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary (as defined in the Merger Agreement) of Purchaser, PEG Bandwidth Holdings, LLC, a Delaware Limited Liability Company (“PEG Holdings”), PEG Bandwidth, LLC, a Delaware limited liability company, and PEG Holdings, as the Unitholders’ Representative thereunder;

WHEREAS, at the Closing, the Unitholder received certain shares of convertible preferred stock of CS&L, par value $0.0001 per share, with the terms set forth on the Certificate of Designations (as defined in the Merger Agreement) (the “Convertible Preferred Stock”), and shares of CS&L’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, the parties hereto wish to provide for certain arrangements with respect to the sale and transfer of (i) the Convertible Preferred Stock and Common Stock received at the Closing, (ii) any Common Stock issued upon redemption, repurchase, conversion or any other physical settlement of the Convertible Preferred Stock received at the Closing, pursuant to the terms of the Certificate of Designations, and (iii) any other securities issued or issuable with respect to any of the securities described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, amalgamation and other reorganization (such Convertible Preferred Stock, Common Stock or other securities described in clauses (i), (ii) and (iii), collectively, the “Subject Securities”), following the Closing.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Any party that receives a portion of the Merger Consideration in the form of Convertible Preferred Stock or Common Stock will be required, as a condition to receiving such consideration, to execute a lockup agreement substantially identical to this Agreement.

AGREEMENT

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

2. Restrictions on Transfers of Equity Securities. (a) Subject to Section 4, from and after the date hereof until the second anniversary of the Closing, the Unitholder agrees that it shall not, and agrees to cause any of its Affiliates to whom it (or any of its Affiliates) has Transferred Subject Securities pursuant to the following proviso not to, directly or indirectly, Transfer any Subject Securities; provided that such prohibition shall not apply to Transfers

(1) to Affiliates of such Unitholder so long as such Affiliates are controlled Affiliates of such Unitholder or Associated Partners, L.P., a Guernsey limited partnership (“AP”);

(2) to CS&L pursuant to any right or obligation of CS&L to repurchase the Subject Securities from the Unitholder or any of its Affiliates to whom it (or any of its Affiliates) has Transferred Subject Securities pursuant to clause (1),

(3) with the prior written consent of CS&L,

(4) (A) that are a pledge or hypothecation of any Subject Securities to a nationally recognized bank experienced in margin lending (a “Pledgee”) for purposes of collateralizing a margin loan, or any entry into a contract, option or other arrangement or understanding with respect thereto; (B) in which any Pledgee exercises its rights to foreclose upon and take ownership of any Subject Securities pledged to it or (C) in which such Pledgee Transfers any Subject Securities that such Pledgee took ownership of in connection with exercise of such Pledgee’s rights of foreclosure; provided that in the case of a Transfer pursuant to clause (4)(C), the Transfer of such Subject Securities is not made to Persons who are (x) set forth on Exhibit A hereto or (y) identified on the most-recently available “SharkWatch 50” list (or if such list does not exist, a nationally recognized, publicly available list of activist investors) as of the date of such Transfer, provided, further, that, from time to time, CS&L may identify additional Persons to be set forth on Exhibit A hereto subject to the consent of the Unitholder (such consent not to be unreasonably withheld, conditioned or delayed),

(5) to a nominee or custodian of a Person to whom Transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein and in the Stockholders’ Agreement, and

(6) pursuant to any tender offer, merger or other similar business combination transaction effected by CS&L or by any third Person which is recommended or approved by the Board.

Notwithstanding the foregoing restrictions, in the case of a Transfer pursuant to clause (4)(C), the Pledgee shall be permitted to sell Subject Securities (a) in a Broadly Distributed Public Offering of the Subject Securities or (b) over an exchange or similar anonymous trading platform, provided, in the case of clause (b), that the purchaser is not identifiable by the Pledgee using commercial reasonable efforts. “Broadly Distributed Public Offering” means a public offering in which no one purchaser acquires greater than 5% of the Subject Securities.

(b) Each Affiliate to which the Unitholder transfers Subject Securities in accordance with Section 2(a)(1) hereof shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering to CS&L a joinder to this Agreement or an agreement substantially identical to this Agreement.

(c) For purposes of this Agreement, “Transfer” (including the terms “Transferring” and “Transferred”) means, directly or indirectly (including by the direct or indirect transfer of the equity of a company or a parent company), in one transaction or a series of related transactions, to sell, transfer, assign, pledge, or similarly dispose of or hypothecate, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge or similar disposition or hypothecation of, any Subject Securities beneficially owned (for purposes of this definition, as calculated pursuant to Rule 13d-3 under the Exchange Act) by a Person or any interest in any Subject Securities beneficially owned by a Person (including any arrangement to provide another Person the economic performance of all or any portion of such Subject Securities (including by means of any option, swap, forward or other contract or arrangement the value of which is linked in whole or in part to the value of such Subject Securities)).

3. Inconsistent Agreements: The Unitholder represents and agrees that it has not and shall not, and its Affiliates have not and shall not, (1) grant any proxy with respect to the Subject Securities, (2) enter into or agree to be bound by any voting trust or agreement with respect to the Subject Securities or (3) enter into any agreement or arrangement of any kind with any Person, in each case if any such proxy, voting trust, agreement or arrangement is inconsistent with the provisions of, or for the purpose or with the effect of denying or reducing the rights of any party to, this Agreement.

4. Termination; Suspension. This Agreement and the obligations and restrictions hereunder shall terminate in full on the earlier of (i) the second anniversary of the Closing and (ii) the occurrence of a Change of Control (as defined in the Certificate of Designations). Notwithstanding the foregoing, the obligations and restrictions set forth in this Agreement shall be suspended with respect to any holder of Convertible Preferred Stock during the period beginning on, and including, the date on which CS&L would have been required to deliver shares of Common Stock to such holder pursuant to the terms of the Certificate of Designations but is prohibited from delivering such shares of Common Stock to such holder by a Stock Ownership Limit (as defined in the Certificate of Designations) or any other restriction on ownership or transfer contained in the Charter (as defined in the Certificate of Designations) and ending on, and including, the date on which CS&L delivers all shares of Common Stock that are due and deliverable pursuant to the terms of the Certificate of Designations.

5. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail “e-mail”) and shall be given:

if to CS&L, to:

Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building, Suite 300

Little Rock, AR 72211

Attention: Daniel L. Heard
Email: Daniel.Heard@cslreit.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: H. Oliver Smith
Facsimile No.: (212) 701-5636
E-mail: oliver.smith@davispolk.com

if to the Unitholder, to:

[ _________________]
[__________________]
Attention: [ _________]
Facsimile No.: [ ______]
E-mail: [ ____________]

with a copy to:

[_________________ ]
[ _________________]
Attention: [ _________]
Facsimile No.: [ ______]
E-mail: [ ____________]

or, in each case, such other address, email address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 4:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

7. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Paragraph 5 shall be deemed effective service of process on such party.

8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts (including by electronic means), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

10. Entire Agreement. This Agreement and the Stockholder’s and Registration Rights Agreement dated as of the date hereof by and between CS&L and AP constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first above written.

COMMUNICATIONS SALES & LEASING, INC.

By:
Name:
Title:

[UNITHOLDER]

By:
Name:
Title:

[Signature Page to Lockup Agreement]